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                                                                    Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 30, 1998 (except with respect to the Initial Public Offering discussed in Note 2 which is dated May 8, 1998) and to all references to our Firm included in or made a part of this Amkor Technology, Inc. (the "Company") Form 10-K and we hereby consent to the incorporation of the same reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-62891.


                                                        SyCip Gorres Velayo & Co

Makati City, Philippines
March 25, 1999